Exhibit 2.2         List of Omitted Exhibits and Schedules



Exhibit A               June 30 Balance Sheet
Exhibit B               Escrow Agreement
Exhibit C               C-1 Employment Agreement (Holton)
                        C-1 Employment Agreement (Schwarz)
                        C-1 Employment Agreement (Phelan)
Exhibit D               Opinion of Counsel for
                        Selling Shareholders
Exhibit E               Opinion of Counsel for Buyer
Schedule 2.2.3          Adjustment
Schedule 3.4            Shareholder Debt; NBD Debt
Schedule 4.7            Conduct of Business
Schedule 4.7.6          Sell/Lease/Mortgage of Property
Schedule 4.12           Certain Intellectual Property
Schedule 4.14.1A        Rhino's Assets
Schedule 4.14.1B        Employees of Rhino
Schedule 4.14.1C        Assumed Liabilities
Schedule 4.14.3A        E.B. Collectibles, Inc. Characters
Schedule 4.14.3B        E.B. Collectibles, Inc. Trademarks
Schedule 4.14.4         Rights in Garden Spreader
Schedule 5.1            Organization, Standing and Power
                          of Company
Schedule 5.2            Capitalization of the Company
Schedule 5.3            Interests in Other Entities
                        by the Company
Schedule 5.4            Audited Balance Sheet (9/30/96 and 9/30/97)
                        and unaudited Balance Sheet (6/30/98)
Schedule 5.5            Absence of Undisclosed Liabilities
Schedule 5.6            Properties of the Company
Schedule 5.7            Accounts Receivable and Inventories
                        of the Company
Schedule 5.9            Litigation of the Company
Schedule 5.10           No Violation of Law by the Company
Schedule 5.11           Environmental Matters of the Company
Schedule 5.12           Intellectual Property of the Company
Schedule 5.13           Tax Matters Relating to the Company
Schedule 5.14           Insurance Relating to the Company
Schedule 5.15           Banks; Powers of Attorney of the Company
Schedule 5.16           Employee Arrangements of the Company
Schedule 5.17           ERISA
Schedule 5.18           Certain Business Matters of the Company
Schedule 5.19           Certain Contracts of the Company
Schedule 5.20           Approvals
Schedule 5.21           Customers and Suppliers
Schedule 5.22           Business Practices and Commitments
Schedule 5.24           Inventory on Consignment
Schedule 6.1            Standing and Authority of the
                        Selling Shareholders
Schedule 6.2            Ownership of the Company's Stock by the
                        Selling Shareholders
Schedule 6.3            Noncontravention (Selling Shareholders)
Schedule 7.3            Noncontravention (Buyer)


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     The Registrant agrees to furnish supplementally to the Securities and
Exchange Commission, upon request, copies of the foregoing Exhibits and Schedules to the Purchase Agreement which Purchase Agreement is filed as Exhibit
2.1 to the Registrant's Form 8-K.